UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  August 9, 2007

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The Form 8-K filed on August 14, 2007 to report events occurring on August 9, 2007 inadvertently omitted a statement that the approved modifications to option awards include the acceleration of vesting of options on retirement.  Item 5.02 has been revised to include this information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2007, the Compensation Committee of the Board of Directors approved modifications to the forms of employee equity incentive award agreements used for awards under the Company’s 1993 Stock Incentive Plan, and approved amendments to the agreements for all currently outstanding employee awards (including awards to the executive officers of the Company who were listed in the Summary Compensation Table in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders) to conform those agreements to the approved modifications.  The approved modifications are summarized as follows:

Stock Option Agreement

All options shall become fully exercisable upon the death, disability or retirement of the optionee or upon a change in control of the Company.  No such acceleration of vesting of options was previously provided for in the form of stock option agreement.  The definition of the term “disability” is modified to mean a medically determinable physical or mental condition of the optionee resulting from bodily injury, disease, or mental disorder which is likely to continue for the remainder of the optionee’s life and which renders the optionee incapable of performing the job assigned to the optionee by the Company or any substantially equivalent replacement job.  The prior definition of disability required the optionee to be unable to engage in any substantial gainful activity.  A “change in control” is generally defined to include (a) the acquisition by any person of shares of Company Common Stock with 20% or more of the total voting power of the outstanding Common Stock, (b) the nomination (and subsequent election) in a two year period of a majority of the Company’s directors by persons other than the incumbent directors, and (c) a sale of all or substantially all of the Company’s assets, or an acquisition of the Company through a merger, consolidation or share exchange.

If the employment of an optionee is terminated by the optionee for any reason or by the Company without cause (except in the case of death, disability or retirement), the modifications to the stock option agreement extend the post-termination exercise period to 90 days from 30 days under the prior form of agreement.  On a termination by the Company with cause, the post-termination exercise period remains 30 days.

Restricted Stock Unit Award Agreement

All restricted stock units shall become fully vested upon a change in control of the Company, using the same “change in control” definition as summarized above under “Stock Option Agreement.”  The prior form of restricted stock unit award agreement already provided for accelerated vesting on death, disability and retirement.  The definition of the term “disability” is modified to have the meaning set forth above under “Stock Option Agreement.”

Long-Term Incentive Award Agreement

The only change to performance share awards is that the definition of the term “disability” is modified to have the meaning set forth above under “Stock Option Agreement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Dated: August 17, 2007	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Vice President, General Counsel and Secretary